EXHIBIT 32



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     In  connection  with the  Quarterly  Report of Pinnacle  Energy Corp.  (the
"Company") on Form 10-Q for the period ending July 31, 2008 as filed with the Securities and Exchange Commission (the "Report"), Nolan Weir, the President and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.



                                       By: /s/ Nolan Weir
                                           -----------------------------------
                                           Nolan Weir, President and Principal
                                           Financial Officer


September 9, 2008